Exhibit 99.1

Ocugen, Inc. Announces Proposed Public Offering of Common Stock

July 31, 2024

MALVERN, Pa., July 31, 2024 (GLOBE NEWSWIRE) -- Ocugen, Inc. (Nasdaq: OCGN), a biotechnology company focused on discovering, developing, and commercializing novel gene and cell therapies and vaccines, today announced that it has commenced an underwritten public offering (the “offering”) of its common stock. In addition, Ocugen expects to grant the underwriter a 30-day option to purchase up to an additional 15% of the aggregate number of shares of its common stock to be sold in the public offering at the public offering price, less the underwriting discounts and commissions. All of the shares of common stock in the offering are to be sold by Ocugen. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Ocugen intends to use the net proceeds of the proposed offering for general corporate purposes, capital expenditures, working capital, and general and administrative expenses.

Titan Partners Group, a division of American Capital Partners, is acting as the sole book-running manager for the proposed offering.

The offering is being made by Ocugen pursuant to a shelf registration statement on Form S-3 (File No. 333-278774) previously filed with the Securities and Exchange Commission (the “SEC”) on April 18, 2024, which became effective on May 1, 2024. The securities may be offered only by means of a prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and the accompanying base prospectus relating to and describing the proposed terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying base prospectus relating to this offering may be obtained, when available, from Titan Partners Group LLC, a division of American Capital Partners, LLC, 4 World Trade Center, 29th Floor, New York, NY 10007, by phone at (929) 833-1246 or by email at prospectus@titanpartnersgrp.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Ocugen, Inc.

Ocugen, Inc. is a biotechnology company focused on discovering, developing, and commercializing novel gene and cell therapies and vaccines that improve health and offer hope for patients across the globe. We are making an impact on patient’s lives through courageous innovation—forging new scientific paths that harness our unique intellectual and human capital. Our breakthrough modifier gene therapy platform has the potential to treat multiple retinal diseases with a single product, and we are advancing research in infectious diseases to support public health and orthopedic diseases to address unmet medical needs.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. Such forward-looking statements within this press release include, without limitation, statements regarding market conditions, completion, timing, size and use of proceeds of the proposed offering and our intention to grant the underwriter a 30-day option to purchase additional shares. There can be no assurance that we will be able to complete the proposed public offering on the anticipated terms, or at all. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from our current expectations, such as market and other conditions. These and other risks and uncertainties are more fully described in our periodic filings with the SEC, including the risk factors described in the section entitled “Risk Factors” in the quarterly and annual reports that we file with the SEC. Any forward-looking statements that we make in this press release speak only as of the date of this press release. Except as required by applicable law, we assume no obligation to update forward-looking statements contained in this press release whether as a result of new information, future events, changed circumstances or otherwise, after the date of this press release.

Ocugen Contact:	Titan Partners Contact:

Tiffany Hamilton	(929) 833-1246
Head of Communications	prospectus@titanpartnersgrp.com
Tiffany.Hamilton@Ocugen.com